Exhibit 99.1

TriVascular Technologies, Inc. Reports First Quarter 2014 Financial Results and Provides 2014 Full Year Outlook

Santa Rosa, CA, May 14, 2014 – TriVascular Technologies, Inc. (NASDAQ:TRIV) today reported financial results for the three months ended March 31, 2014.

Recent Accomplishments:

•	Revenue of $7.0 million, up 139% over the first quarter of the prior year

•	Gross margin of 47.9%, an increase from 32.4% in the first quarter of the prior year

•	Completed initial public offering, receiving net proceeds of approximately $81.2 million

•	Received FDA approval of clarified indication statements for percutaneous endovascular aortic repair (EVAR) and proximal aortic neck

•	Received CE Mark for CustomSeal short cure fill polymer

“We are pleased with our operational performance and financial results for the first quarter of 2014. Our initial public offering in April brought approximately $81.2 million in net proceeds to the company, providing us the capital resources to fund our growth,” said President and Chief Executive Officer, Chris Chavez. “We believe TriVascular is well-positioned to continue our strong momentum and execute our strategic initiatives to expand patient access to the Ovation system and, in the process, create a market-leading EVAR growth franchise.”

First Quarter Financial Results

Revenue for the three months ended March 31, 2014 increased 139% to $7.0 million, from $2.9 million in the same period of the prior year. This increase is primarily attributable to the growth of our U.S. business as we expanded our commercial rollout of the Ovation platform. Geographically, revenue in the United States was $4.6 million, an increase of 389% from the three months ended March 31, 2013. International revenue totaled $2.4 million, an increase of 21.7% from the three months ended March 31, 2013.

Gross margin for the first quarter of 2014 was 47.9%, up from 32.4% in the three months ended March 31, 2013. The increase in gross margin was primarily due to spreading our manufacturing costs over higher production volumes and higher average selling prices associated with the growth of our U.S. revenue.

Operating expenses for the first quarter of 2014 were $16.0 million, an increase of 49.9% compared to the first quarter of 2013. The increase in operating expenses was driven primarily by an increase in selling, marketing and product development expenses.

Loss from operations for the first quarter of 2014 was $12.6 million, compared to $9.7 million for the first quarter of 2013. Net loss for the first quarter of 2014 was $14.4 million, compared to $11.3 million for the first quarter of 2013. Adjusted EBITDA, a non-GAAP measure, was a loss of $12.0 million for the first quarter of 2014.

Cash and cash equivalents were $31.4 million as of March 31, 2014. In April 2014, the Company completed our initial public offering raising net proceeds of approximately $81.2 million, after deducting underwriting discounts and commissions and offering expenses.

2014 Outlook

Management currently anticipates full year 2014 revenue will be in the range of $32.0 million to $36.0 million, representing an increase of 60% to 80% over 2013. Gross margin for the same period is currently expected to be in the range of 55% to 57%.

Conference Call

Management will host an investment community conference call today beginning at 1:30 p.m. PT / 4:30 p.m. ET. Individuals interested in listening to the conference call may dial (844) 831-3024 for domestic callers or (315) 625-6887 for international callers, or access the webcast on the “Investors” section of the Company’s Web site at: www.trivascular.com. The webcast will be available on the Company’s Web site for 14 days following the completion of the call.

Use of Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures of Adjusted EBITDA. We define EBITDA as net loss plus interest expense, income tax expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA plus stock-based compensation expense and the change in value of our warrants. For a reconciliation of Adjusted EBITDA to the most comparable GAAP financial measure of net loss, please refer to the table appearing at the end of this press release. We present Adjusted EBITDA because we believe it is a useful indicator of our operating performance. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Adjusted EBITDA should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. GAAP, and is not indicative of net loss from operations as determined under GAAP. Adjusted EBITDA and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Adjusted EBITDA does not include certain expenses that may be necessary to review our operating results and liquidity requirements. Our definition and calculation of Adjusted EBITDA may differ from that of other companies. In addition, to facilitate the explanation of the earnings per share calculation for the three months ended March 31, 2014 and 2013, we are also providing a pro forma calculation reflecting conversion of our convertible preferred stock in connection with the closing of our initial public offering in April 2014.

About TriVascular Technologies, Inc. - TriVascular is a medical device company developing and commercializing innovative technologies to significantly advance minimally invasive treatment of abdominal aortic aneurysms. The company manufactures the Ovation Prime Abdominal Stent Graft System, the lowest profile FDA-approved EVAR system, which utilizes a novel, polymer-based sealing mechanism. TriVascular is based in Santa Rosa, California.

Forward-Looking Statements

In addition to the historical information, this press release contains forward-looking statements with respect to our business, capital resources, strategic initiatives and growth, and anticipated future financial results. These forward-looking statements are based upon information that is currently available to us or our current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully commercialize our products; continued market acceptance of our endovascular aortic repair systems; our ability to manufacture our products to meet demand; the level and availability of third party payor reimbursement for our products, our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; our ability to develop new or complementary technologies; the regulatory requirements applicable to us and our competitors; competition in our industry; additional capital and credit availability, our ability to attract and retain qualified personnel; product liability claims; and general economic and worldwide business conditions. These factors, together with those that are described in greater detail in a registration statement on Form S-1 and a related prospectus that we had filed with the SEC in connection with our initial public offering completed on April 22, 2014, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements. Our results for the quarter ended March 31, 2014 are not necessarily indicative of our operating results for any future periods.

Company Contact:

Michael R. Kramer

Chief Financial Officer

(707) 543-8709

Media Contact:

Vivek K. Jayaraman

VP, Global Sales & Marketing

(707) 543-8804

vivek.jayaraman@trivascular.com

Investor Relations Contact:

Westwicke Partners

Jamar Ismail

(415) 513-1280

Jamar.ismail@westwicke.com

-- Financial Tables Follow –

TRIVASCULAR TECHNOLOGIES, INC.

Consolidated Statements of Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Revenue	$7,034	$2,942
Cost of goods sold	3,665	1,988

Gross profit	3,369	954
Gross Margin	47.9%	32.4%

Operating expenses:
Sales, general and administrative	12,192	7,505
Research and development	3,806	3,169

Total operating expenses	15,998	10,674

Loss from operations	(12,629)	(9,720)
Other income (expense):
Interest expense	(1,689)	(1,555)
Interest income and other income (expense), net	(82)	19

Loss before income tax expense	(14,400)	(11,256)
Provision for income tax	23	27

Net loss	$(14,423)	$(11,283)

Other comprehensive loss:
Change in foreign currency translation adjustment	(20)	(76)

Other comprehensive loss	(20)	(76)

Comprehensive loss	$(14,443)	$(11,359)

Net loss per share, basic and diluted	$(21.77)	$(19.65)

Weighted average shares used to compute net loss per share, basic and diluted	662,517	574,061

Non-GAAP Financial Measures Reconciliation – Pro forma Net Loss Per share

To facilitate the explanation of the earnings per share calculation for the three months ended March 31, 2014 and 2013, we are also providing a pro forma calculation reflecting conversion of our convertible preferred stock in connection with the closing of our initial public offering in April 2014. Pro forma basic and diluted net loss per share were computed to give effect to the conversion of the convertible preferred stock which were automatically converted into common stock upon the closing of our initial public offering using the as-if converted method into common shares as though the conversion had occurred as of January 1, 2013 or the original date of issuance, if later. The following table summarizes the unaudited pro forma net loss per share (in thousands, except for share and per share data):

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Numerator
Net loss	$(14,423)	$(11,283)
Add: Pro forma adjustment to reverse the mark-to-market adjustments attributable to the convertible preferred stock warrants	70	6

Pro forma net loss	$(14,353)	$(11,277)

Denominator
Weighted average shares used to compute net loss per share, basic and diluted	662,517	574,061
Add: Pro forma adjustments to reflect weighted average effect of conversion of convertible preferred stock	11,601,860	9,071,203

Weighted average shares used to compute pro forma net loss per share, basic and diluted	12,264,377	9,645,264

Pro forma net loss per share, basic and diluted	$(1.17)	$(1.17)

Non-GAAP Financial Measures Reconciliation – EBITDA and Adjusted EBITDA

The following table presents a reconciliation of net loss to EBITDA and Adjusted EBITDA for the periods presented (in thousands):

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Net Loss	$(14,423)	$(11,283)
Interest expense	1,689	1,555
Provision for income taxes	23	27
Depreciation & amortization	141	378

EBITDA	(12,570)	(9,323)
Stock-based compensation	462	255
Change in value of warrants	70	6

Adjusted EBITDA	$(12,038)	$(9,062)

TRIVASCULAR TECHNOLOGIES, INC.

Consolidated Balance Sheets

(in thousands, except par value and share data)

	March 31, 2014	December 31, 2013
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$31,409	$38,108
Accounts receivable	5,545	4,741
Inventories, net	7,075	7,042
Prepaid expenses and other current assets	1,950	2,435

Total current assets	45,979	52,326
Property and equipment, net	1,374	1,505
Goodwill	8,259	8,259
Other intangible assets	1,182	1,182
Other assets	1,793	1,428

Total assets	$58,587	$64,700

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities
Accounts payable	$2,172	$1,678
Accrued liabilities and other	5,441	6,129

Total current liabilities	7,613	7,807
Notes payable	47,695	44,288
Other long term liabilities	5,352	1,413

Total liabilities	60,660	53,508

Convertible preferred stock	239,990	239,990

Stockholders’ deficit
Common stock, $0.01 par value - 623,000,000 shares authorized,
823,553 and 580,458 shares issued and outstanding at
March 31, 2014 and December 31, 2013, respectively	8	6
Additional paid-in capital	10,728	9,551
Accumulated other comprehensive income	145	166
Accumulated deficit	(252,944)	(238,521)

Total stockholders’ deficit	(242,063)	(228,798)

Total liabilities, convertible preferred stock and stockholders’ deficit	$58,587	$64,700